Exhibit 2.1

stock PURCHASE AGREEMENT

This stock PURCHASE AGREEMENT (this “Agreement”) is effective as of January 15, 2020, by and between Terra Tech Corp., a Nevada corporation (the “Seller”) and CalEthos, Inc., a Nevada corporation (the “Purchaser” and together with Seller, each a “Party” and collectively, the “Parties”).

RECITALS

A. As of the date of this Agreement, Seller owns all of the issued and outstanding shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of 1815 Carnegie Santa Ana Corp., a California general stock corporation (the “Company”).

B. Seller desires to sell the Shares to Purchaser, and Purchaser desires to purchase the Shares from Seller, upon the terms and conditions set forth herein.

C. Purchaser, or a wholly-owned subsidiary of Purchaser, and 1815 Carnegie LLC, a wholly-owned subsidiary of Seller, shall enter into that certain Lease Agreement (the “Lease”) on the Closing Date (as defined below), substantially in the form attached hereto as Exhibit A, pursuant to which 1815 Carnegie LLC will agree to lease to Purchaser, and Purchaser will agree to lease from 1815 Carnegie LLC, that certain approximate 29,503-square-foot, free-standing industrial building located at 1815 Carnegie Avenue, Santa Ana, CA (the “Property”).

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

Article 1
PURCHASE AND SALE OF COMMON STOCK

1.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, Purchaser hereby receives, acquires and accepts from Seller, and Seller hereby contributes, transfers, assigns, conveys and delivers to Purchaser, in consideration of the Purchase Price (as defined in Section 1.2 below), all of Seller’s right, title and interest in and to the Shares, free and clear of all liens, claims, interests, encumbrances, charges, claims, community property interests, pledges and other security interests, conditions, equitable interests, options, rights of first refusal, or restrictions of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership of any nature (collectively, “Encumbrances”), other than any restrictions under the Securities Act of 1933, as amended (together with all rules and regulations promulgated thereunder, the “Securities Act”) or applicable state securities laws.

1.2 Purchase Price and Payment. In consideration for the Shares, Purchaser shall (a) issue to Seller a number of shares of common stock, par value $0.001 per share (the “Consideration Shares”), of Purchaser with a value of Three Million Dollars ($3,000,000) based on the price (the “Offering Price”) of such common stock issued in a bona fide financing by Purchaser of at least $2,000,000 (or the conversion price of any debt security that is convertible into Consideration Shares) prior to the Closing (a “Qualified Financing”), and (b) pay to Seller a cash amount equal to Three Million Dollars ($3,000,000) (the “Cash Purchase Price Amount”, and together with the Consideration Shares, the “Purchase Consideration”).

1.3 Reserved.

1.4 Put Right. In the event that, following the registration of the Consideration Shares for resale under the Securities Act pursuant to the Registration Rights Agreement (as defined in Section 2.2(a)(iii) below), the closing price of the common stock of Purchaser or a successor on the principal trading market for the common stock of Purchaser has not equaled or exceeded the Offering Price (subject to adjustment for stock splits, stock combination and the like) for at least sixty (60) consecutive trading days during the one-year period following such registration, Seller shall have the right during the 60-day period commencing on the first anniversary of the date of effectiveness of the registration statement registering the Consideration Shares, to put to the Purchaser, and the Purchaser shall thereupon purchase from the Seller, all or a portion of the Consideration Shares delivered by Purchaser hereunder (less any Consideration Shares previously sold by Seller) for a price per share equal to fifty percent (50%) of the Offering Price (subject to adjustment for stock splits, stock combination and the like) per share. To exercise such right, the Seller shall notify the Purchaser in writing during such 60-day period of its intention to put Consideration Shares to the Purchaser pursuant to this Section 4 and the number of Consideration Shares it is intending to put. The Purchaser and the Seller shall thereupon agree on the date of closing of such put and purchase, which date shall be within twenty (20) days of the date of such notice, and the procedure for effecting such put and purchase.

1.5 Withholding. In the event that Purchaser is required pursuant to applicable Law to deduct or withhold amounts from any payment required to be made under this Agreement, Purchaser shall be entitled to deduct and withhold such amounts as are required to be deducted or withheld under applicable Law. Such amounts that are withheld or deducted shall be treated for all purposes of this Agreement as having been paid to Seller.

Article 2
THE CLOSING

2.1 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement, including the sale of the Shares (the “Transactions”), shall be by electronic transmission to the respective offices of legal counsel for the parties of the requisite documents, duly executed where required, delivered upon actual confirmed receipt at 12:00 P.M. Eastern Time within five (5) Business Days following satisfaction or waiver of all of the closing conditions set forth in Article 7 hereof (other than those that by their nature are to be satisfied at the Closing itself, but subject to the satisfaction or waiver of such conditions) or on such other date and/or time as is mutually agreed to in writing by Purchaser and Seller (the “Closing Date”).

2.2 Closing Deliverables. At Closing:

(a) Seller shall deliver to Purchaser:

(i) certificates evidencing the Shares duly executed in blank or accompanied by transfer powers duly executed in blank and otherwise in a form acceptable to Purchaser for transfer on the books of the Company;

(ii) the Company’s unaudited consolidated balance sheets and statement of operations for the period between the date hereof and the last day of the month immediately preceding the Closing Date;

(iii) a Registration Rights Agreement, duly executed by Seller, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”);

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(iv) a certificate of an authorized officer of Seller in his or her capacity as such, dated as of the Closing Date, certifying that the conditions specified in Sections 7.1(a) and 7.1(b) have been satisfied;

(v) a certificate of the Secretary of Seller certifying (i) that the resolutions annexed thereto were duly adopted by Seller’s Board of Directors authorizing the execution, delivery and performance of this Agreement, including the sale of the Shares, and the other agreements and Transactions and (ii) as to the by-laws of the Company annexed thereto;

(vi) the Articles of Incorporation of the Company certified by the Secretary of State of the State of California and a certificate of good standing for the Company from the Secretary of State of the State of California;

(vii) resignations of all directors and officers of the Company;

(viii) the Lease, duly executed by 1815 Carnegie LLC;

(ix) the written agreement of Michael Nahass, the terms of which are set forth as Exhibit C attached hereto (the “Permit Agreement”), duly executed by Michael Nahass pursuant to which Michael Nahass shall agree to remain the “responsible party” under that certain “Regulatory Safety Permit and Business License” (the “Cannabis Permits”) allowing the Company to operate a marijuana dispensary and delivery business until such time as the City of Santa Ana, California has approved a designee of Purchaser as an addition “responsible party”;

(x) a duly executed Internal Revenue Service Form W-9 and a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445 stating that Seller is not a “foreign person” as defined in Code Section 1445; and

(xi) such other certificates, instruments or documents as may be reasonably necessary or appropriate to carry out the Transactions, each in form and content satisfactory to Purchaser (in its reasonable discretion).

(b) Purchaser shall deliver to Seller:

(i) by wire transfer of immediately available funds to an account designated by Seller at least three (3) days prior to the Closing Date, the Cash Purchase Price Amount;

(ii) a certificate of an authorized officer of Purchaser in his or her capacity as such, dated as of the Closing Date, certifying that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied;

(iii) a certificate of the Secretary of Purchaser certifying (i) that the resolutions annexed thereto were duly adopted by Purchaser’s Board of Directors authorizing the execution, delivery and performance of this Agreement and the other agreements and Transactions;

(iv) a certificate evidencing the Consideration Shares registered in the name of Seller;

(v) the Registration Rights Agreement, duly executed by Purchaser; and

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(vi) the Lease, duly executed by Purchaser.

2.3 Post-Closing Deliveries by the Seller.

Promptly following the Closing, Seller shall deliver to Purchaser, to the extent such documents are not at the Company’s offices or facilities:

(a) all minute books of the Company; and

(b) constructive possession of all originals and copies of all agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Company or the Seller pertaining to the Company and the Cannabis Permits (collectively, the “Records”); provided, however, that for the avoidance of doubt Seller may retain (i) copies of any tax returns and copies of Records relating thereto, (ii) copies of all Records that Seller is reasonably likely to need for complying with any legal requirements or contractual commitments, and (iii) copies of any Records that in the reasonable opinion of Seller will be or could reasonably be expected to be required in connection with the performance of Seller’s obligations hereunder.

Article 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Purchaser that the statements contained in this Article 3 are true and correct as of the date hereof and as of the Closing Date.

3.1 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has full corporate power and authority to enter into the Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Seller of the Transaction Documents to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the Transactions have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution, and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller, such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

3.2 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and the Company has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.2 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

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3.3 Capitalization.

(a) The authorized shares of capital stock of the Company consist only of 100 shares of Common Stock, of which 100 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances.

(b) The Shares were issued in compliance with applicable Laws. The Shares were not issued in violation of the organizational documents of the Company or any other agreement, arrangement, or commitment to which Seller or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any capital stock in the Company or obligating Seller or the Company to issue or sell any shares of capital stock (including the Shares), or any other interest, in the Company. Other than the organizational documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

(d) The stock register of the Company accurately records: (i) name and address of each Person owning Shares and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

3.4 No Subsidiaries. The Company does not own, directly or indirectly, or have any interest in any shares or other equity investment in, or have an ownership interest in, any other Person.

3.5 No Conflicts. The execution, delivery and performance by Seller of the Transaction Documents, and the consummation of the Transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller or the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Order applicable to Seller or the Company; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of the Company. Except as set forth on Section 3.5 of the Disclosure Schedules, no consent, approval, Permit, Order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Seller or the Company in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions.

3.6 Absence of Certain Changes. Since December 31, 2018: (a) the Company has operated in all respects only in the ordinary course of business and consistent with past practice; (b) the Company has not taken any action that, if taken during the period from between the date of this Agreement and the Closing Date, would constitute a breach of Section 5.1; and (c) there has not been any event, occurrence or development which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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3.7 Financial Statements; No Undisclosed Liabilities.

(a) Seller has delivered to Purchaser true and complete copies of (i) the unaudited Financial Statements with respect to the Company and its business as of and for the year ended December 31, 2018, and (ii) interim unaudited Financial Statements of the Company as of and for the four (4) month period (the “Interim Period”) ended September 30, 2019 (the “Balance Sheet Date”) (collectively, the “Company Financial Statements”). The Company Financial Statements (including any notes thereto) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby (except for the omission of certain footnotes and subject to year-end adjustments). All of the Company Financial Statements present fairly in all material respects the financial condition, results of operations and cash flows of the Company for the dates or periods indicated thereon applied on a consistent basis throughout the periods indicated (except for the absence of the footnotes and, with respect to the unaudited financial statements, year-end adjustments).

(b) Except for, (i) the liabilities reflected on the Company’s balance sheet as of the Balance Sheet Date included with the Company Financial Statements, (ii) executory contract obligations under Contracts listed in Schedule 3.7(b)(2), and (iii) the liabilities set forth in Schedule 3.7(b)(3) hereto, the Company does not have any liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, or required to be reflected or reserved against in a balance sheet) including, but not limited to, liabilities for violation of legal requirements, breach of contract or tort.

3.8 Title to and Sufficiency of Assets. The Company has good and valid title to all assets, properties, rights and interests of the Company, whether tangible or intangible, personal or mixed and wherever located reflected in the Company Financial Statements or acquired after the date of the Balance Sheet Date, including, without limitation, those Permits set forth on Section 3.8 of the Disclosure Schedules. All such properties and assets (including leasehold interests) are free and clear of Encumbrances.

3.9 Permits. Section 3.9 of the Disclosure Schedule includes a list of all Permits issued to the Company by any Governmental Entity, including the Cannabis Permits. Except as otherwise set forth in Section 3.9 of the Disclosure Schedule, all such Permits are in effect, no proceeding is pending or, to the Knowledge of the Company, threatened to modify, suspend or revoke, withdraw, terminate or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the Knowledge of the Company, threatened in connection with the expiration or renewal of such Permits. Except as otherwise set forth in Section 3.9 of the Disclosure Schedule, the Company is in compliance in all material respects with such Permits.

3.10 Contracts. Section 3.10 of the Disclosure Schedules includes a list of all Contracts to which the Company is a party or pursuant to which any of the Company’s assets have been pledged or are bound. All of the Contracts are valid, binding and in full force and effect with respect to the Company and, to the Knowledge of the Company, each counter-party thereto, and the Company has not been notified or advised in writing by any party thereto of such party’s intention or desire to terminate any such Contract in any respect. There are no material disputes pending or threatened under any Contract. Neither the Company nor, to the Knowledge of the Company, any other party is in breach of any of the material terms or covenants of any Contract. Except as set forth on Schedule 3.10, immediately following the Closing, the Company will continue to be entitled to all of the benefits currently held by the Company under each Contract. The Company has made available to the Purchaser true and correct copies of each of the Contracts, including all modifications, amendments and supplements thereto and waivers thereunder, and written summaries of the terms of all oral Contracts. To the extent any such Contract has not been executed by all parties thereto, the Company and, to the Knowledge of the Company, the counterparty thereto is operating in accordance with the material terms of the form of such Contract that has been made available to Purchaser and Purchaser will provide a fully executed copy of such Contract prior to Closing.

3.11 Employment Matters. The Company does not have and, since its formation, has never had, any employees.

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3.12 Insurance. Section 3.12 of the Disclosure Schedules includes a list of all of the Company’s active insurance policies and fidelity bonds covering the Company and its businesses, properties, assets, product liability, directors, officers and employees (collectively, the “Insurance Policies”). The Company is not in violation or breach of or default under any of its obligations under any such Insurance Policy. The Company has not received any written notice that any Insurance Policy has been canceled or cover prejudiced or suspended. There are no material claims individually or in the aggregate by the Company pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policy, as applicable, in writing or in respect of which such underwriters have reserved their rights in writing.

3.13 Litigation. Neither Seller nor the Company has received written notice that any investigation, audit or assessment by a Governmental Entity is currently pending involving the Company. To Seller’s Knowledge, there is no investigation, audit or assessment pending or threatened by any Governmental Entity with respect to the Company. There are no: (i) Actions pending or, to Seller’s Knowledge, threatened (A) against the Company, or any of the assets of the Company, or (B) against or involving any officer, director, employee or, to Seller’s Knowledge, stockholder of the Company (in their respective capacities as such) at law or in equity; and (ii) Orders in effect with respect to the Company or any of the assets of the Company.

3.14 Environmental Compliance and Conditions.

(a) The Company has obtained and possesses all material Permits required for its operations as currently conducted pursuant to Laws regulating occupational health and safety with respect to exposures to Hazardous Substances or pollution or protection of the environment that were enacted and in effect on or prior to the date hereof (“Environmental Permits”), including all such Laws relating to the emission, discharge, release or threatened release of any Hazardous Substance into ambient air, surface water, groundwater or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances (collectively, “Environmental and Safety Requirements”).

(b) The Company is in material compliance, and has complied in all material respects, with all terms and conditions of such Environmental Permits and is also in compliance with all other applicable Environmental and Safety Requirements or any written notice or demand letter issued, entered, promulgated or approved by a Governmental Entity thereunder.

(c) The Company has not received, within the two (2) year period prior to the date hereof, any written notice of violation or Liabilities arising under Environmental and Safety Requirements, that has not been resolved including any demand for investigatory, remedial or corrective obligation, relating to the Company or its facilities and arising under Environmental and Safety Requirements.

(d) The Company does not have any material liability under any Environmental and Safety Requirement or with respect to Hazardous Substances.

(e) (i) The Company has not received notice of a civil, criminal or administrative suit, claim, action, proceeding or investigation pending or, to Seller’s Knowledge, threatened against the Company under any Environmental and Safety Requirement or with respect to Hazardous Substances; and (ii) the Company has not received from any Governmental Entity written notice that it has been named or may be named as a responsible or potentially responsible party under any Environmental and Safety Requirement for any site Contaminated by Hazardous Substances.

(f) The Company has not released Hazardous Substances in violation of applicable Environmental and Safety Requirement in a manner that would, individually or in the aggregate, result in material liability to, or require Response Action by, the Company.

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3.15 Taxes.

(a) All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns, schedules and claims for refund) (“Tax Returns”) required to be filed by the Company on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. No federal, state, local, or non-U.S. tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company. Seller has delivered to Purchaser copies of all Tax Returns and examination reports of the Company and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2018.

(b) Each Affiliated Group has filed all income Tax Returns that it was required to file for each taxable period during which the Company was a member of the group. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by any Affiliated Group (whether or not shown on any Tax Return) have been timely paid for each taxable period during which the Company was a member of the group. No Affiliated Group has extended or waived any statute of limitations for any taxable period during which the Company was a member of the group. There is no dispute or claim concerning any income Tax Liability of any Affiliated Group for any taxable period during which the Company was a member of the group either (i) claimed or raised by any authority in writing or (B) as to which Seller or the directors and officers (or employees responsible for Tax matters) of the Company has knowledge. None of the equity interests of the Company is a loss share within the meaning of Treasury Regulation Section 1.1502-36.

(c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d) The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company (A) has not been a member of an “affiliated group” filing a consolidated federal income Tax Return other than a group the common parent of which was Seller and (B) has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. Seller has filed a consolidated federal income Tax Return with the Company for the taxable year immediately preceding the current taxable year and is eligible to make a Code Section 338(h)(10) election.

(e) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) closing agreement’’ as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; or (vi) prepaid amount received on or prior to the Closing Date.

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(f) The Company has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(g) The Company is not and has not been a party to any ‘‘reportable transaction,’’ as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4(b). There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(h) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

3.16 Broker’s Fees. Except as set forth in Section 3.16 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by or on behalf of the Company in connection with the Transactions.

Article 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1 Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Purchaser has full corporate power and authority to enter into the Transaction Documents, to carry out its obligations hereunder and thereunder and to consummate the Transactions and thereby. The execution and delivery by Purchaser of Transaction Documents, the performance by Purchaser of its obligations hereunder and thereunder, and the consummation by Purchaser of the Transactions and thereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution, and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. When each Transaction Document to which Purchaser is or will be a party has been duly executed and delivered by Purchaser, such Transaction Document will constitute a legal and binding obligation of Purchaser enforceable against it in accordance with its terms.

4.2 Title to Consideration Shares. At the time of issuance, the Consideration Shares will be duly authorized, validly issued, fully paid and non-assessable. Seller shall possess the Consideration Shares free and clear of all Encumbrances or any restrictions on transfer other than as set forth in the Transaction Documents and the Organizational Documents of Purchaser, under the Securities Act, or under applicable state securities laws.

4.3 No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and any Transaction Document to which it is a party, and the consummation of the Transactions and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Purchaser; (b) conflict with or result in a violation or breach of any provision of any Law or Order applicable to Purchaser; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Purchaser is a party or by which Purchaser is bound or to which any of their respective properties and assets are subject or any Permit affecting the properties, assets or business of the Company. No consent, approval, Permit, Order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions.

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4.4 Litigation. Purchaser has not received written notice that any investigation, audit or assessment by a Governmental Entity is currently pending involving Consideration Shares or the Transactions, and to Purchaser’s Knowledge, there is no investigation, audit or assessment pending or threatened by any Governmental Entity with respect to Purchaser involving the Consideration Shares or that challenge or seek to prevent, enjoin or otherwise delay the Transactions.

4.5 Broker’s Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by or on behalf of the Company in connection with the Transactions.

Article 5
COVENANTS

5.1 Conduct of the Business. From the date hereof until the earlier of the termination of this Agreement and the Closing Date, except (a) as set forth in Section 5.1 of the Disclosure Schedules, (b) if Purchaser shall have consented in writing or (c) as otherwise contemplated by this Agreement, (i) the Company shall conduct its business in the Ordinary Course of Business and (ii) the Company shall not:

(a) effect any recapitalization, reclassification, equity split, combination or like change in its capitalization;

(b) amend its Organizational Documents;

(c) redeem, purchase or issue any of its capital stock;

(d) sell, assign or transfer any portion of its tangible assets, except for sales of obsolete assets or assets with de minimis value;

(e) enter into (including extensions, other than automatic renewals, at the end of a term), transfer, terminate, amend or modify any Contract or waive any material rights, or discharge any other party of any material obligation, under any Contract;

(f) make any capital expenditures or commitments therefor;

(g) enter into any agreement with any of its managers, officers and employees outside the Ordinary Course of Business except pursuant to the existing terms of any agreement set forth on the Disclosure Schedules;

(h) settle or compromise any Action;

(i) incur any Indebtedness, issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person;

(j) create or incur any Lien on any asset of the Company;

(k) make any loan, advance or capital contribution to or investment in any Person;

(l) acquire or dispose of any real property or any direct interest in any real property;

(m) merge or consolidate with any other Person or effect any business combination, recapitalization or similar transaction (other than the Transactions);

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(n) make any change to its financial accounting methods, policies or practices or practices with respect to the maintenance of books of account and records, except as required by GAAP or applicable Law;

(o) make, change or revoke any material Tax election, adopt or change any material Tax accounting method, file any amended Tax Return, settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), apply for or request any Tax ruling, or surrender any right to claim a refund, offset or other reduction in Tax liability;

(p) fail to pay or satisfy any account payable or other liability;

(q) forgive, cancel or compromise any debt or claim, or waive, release or assign any right or claim of value;

(r) make any changes in the management of working capital;

(s) adopt or enter into a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Transactions); or

(t) authorize any of, or agree or commit to do any of the foregoing actions.

5.2 Access to Books and Records. From the date hereof until the earlier of the termination of this Agreement and the Closing Date, Seller shall provide Purchaser and its authorized representatives (the “Purchaser Representatives”) with reasonable access during normal business hours, and upon notice, to the offices, properties, senior personnel, and all financial books and records of the Company that Purchaser may reasonably request in connection with the consummation of the Transactions. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it would violate any applicable Law and no such disclosure of any information shall be required under this Section 5.2 where such disclosure would be reasonably expected to cause the waiver of any attorney-client privilege of Seller or the Company, provided that Seller shall inform Purchaser as to the general nature of the information being withheld and shall use its reasonable efforts to disclose such information in a way that would not cause the waiver of such privilege. Notwithstanding anything contained herein to the contrary, no access or examination provided pursuant to this Section 5.2 shall qualify or limit any representation or warranty set forth herein or the conditions to Closing set forth in Article 7.

5.3 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, Purchaser and Seller shall, and Seller shall cause the Company to, use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions (including the satisfaction, but not a waiver, of the closing conditions set forth in Article 7). The parties acknowledge and agree that nothing contained in this Section 5.3 shall limit, expand or otherwise modify in any way any efforts standard explicitly applicable to any of Seller’s or the Company’s obligations under this Agreement.

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(b) After Closing, Seller and Purchaser will take all actions, execute and deliver all documents and do all other acts and things as the other may reasonably request to carry out and document the intent of this Agreement and any other Transaction Documents, including (without limiting the foregoing) in the event any Governmental Entity requires Purchaser to deliver audited financial statements, Seller shall, and shall cause the Company to, take all actions, execute and deliver all documents and do all other acts and things required to assist the Purchaser in the preparation and delivery of such audited financial statements at Purchaser’s sole cost and expense.

Article 6
TAX MATTERS

6.1 Tax Covenants.

(a) Without the prior written consent of Purchaser, Seller shall not, to the extent it may affect or relate to the Company: (i) make, change, or rescind any Tax election: (ii) amend any Tax Return; or (iii) take any position on any Tax Return, take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Purchaser or the Company in respect of any taxable period that begins after the Closing Date or, in respect of any taxable period that begins on or before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of such Straddle Period beginning after the Closing Date.

(b) All transfer, documentary, excise, sales, use, stamp, duty, recording, property, registration, value added, and other such Taxes and fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the other Transaction Documents (the “Transfer Taxes”) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Purchaser shall cooperate with respect thereto as necessary).

(c) Seller shall include the income of the Company (including any deferred items triggered into income by Treasury Regulation Section 1.1502-13 and any excess loss account taken into income under Treasury Regulation Section 1.1502-19) on Seller’s consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. For all taxable periods ending on or before the Closing Date, Seller shall cause the Company to join in Seller’s consolidated federal income tax return (and state and local income tax returns, if permitted). All such Tax Returns shall be timely prepared and filed in a manner consistent with past practice (unless otherwise required by Law).

(d) With respect to (i) Tax Returns for any taxable period or portion thereof ending on or before the Closing Date and (ii) all Straddle Period Tax Returns, in each case that are not described in Section 6.1(c) above (including Tax Returns for jurisdictions requiring separate reporting from Seller), Purchaser shall prepare, or cause to be prepared, all such Tax Returns in a manner consistent with past practice (unless otherwise required by Law). Purchaser shall provide any such Tax Return to Seller for its review and comment no less than thirty (30) days prior to the due date for filing such Tax Return (including extensions). Purchaser shall make such revisions to such Tax Returns as are reasonably requested by Seller.

(e) Seller shall not elect to retain any net operating loss carryovers or capital loss carryovers of the Company. To the extent that any Affiliated Group recognizes a loss on the sale of the Company as a result of any transaction contemplated herein, Seller will take action as necessary to ensure that no Tax attributes of the Company are reduced by reason of Treasury Regulation Section 1.1502-36 or any similar provision of state, local or foreign law. To the extent permitted by law, the Company shall elect to carry forward any Tax attribute (including without limitation any net operating loss, charitable contribution, or other item) arising after the Closing Date that could otherwise be carried back into a Pre-Closing Period in which the Company was included in a consolidated return of an Affiliated Group. To the extent such carrybacks are required by law, Seller shall pay to Purchaser the amount of any refund, credit, or reduction in Tax realized by an Affiliated Group as a result of such carryback, except to the extent that such Affiliated Group would have received such refund, credit, or reduction in tax in the absence of such carryback.

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6.2 Tax Indemnification. From and after the Closing, the Purchaser Indemnified Persons shall be entitled to indemnification for, without duplication, all Losses attributable to:

(a) (i) any Taxes imposed on or payable by or with respect to the Company for any Pre-Closing Period or Straddle Period (to the extent allocable to the Pre-Closing Period pursuant to Section 6.3); (ii) any Taxes of the Seller or its Affiliates for any period (whether before or after the Closing Date); (iii) Transfer Taxes; and (iv) any Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or foreign law or regulation;

(b) any Taxes resulting from the failure of any of the representations or warranties made by the Company or the Seller in this Agreement to be true and correct on the date hereof and at and as of the Closing Date (except those representations and warranties that address matters only as of a particular date, which need only be true and correct as of such date);

(c) any Taxes resulting from any breach by the Company of any of its covenants or agreements contained herein which are to be performed by the Company on or before the Closing Date, and any breach by the Seller of any of its covenants or agreements contained herein; and

(d) reasonable legal fees and expenses, attributable to any item in clauses (a) - (c) of this Section 6.2.

6.3 Straddle Period. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are allocated any Pre-Closing Period for purposes of this Agreement shall be: (a) in the case of Taxes (i) based upon, or related to, income, receipts, payroll, profits, wages, capital, or net worth, (ii) imposed in connection with the sale, transfer, or assignment of property, or (iii) required to be withheld, the amount of Taxes which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the portion of the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

6.4 Termination of Tax Sharing. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date none of the Company, Purchaser, Seller nor any of their respective Affiliates and Representatives shall have any further rights or liabilities thereunder.

6.5 Tax Proceedings.

(a) If any Governmental Entity asserts a Tax Proceeding, then the party first receiving notice of such Tax Proceeding promptly shall provide written notice thereof to the other party or parties hereto; provided, however, that the failure to so notify shall not relieve the party from whom indemnification is being sought of its obligations hereunder, except to the extent that the party from whom indemnification is being sought is materially prejudiced by such failure. Such notice shall include a copy of the relevant portion of any correspondence received from the Governmental Entity.

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(b) Seller shall, subject to Section 6.5(d), have the right to control, at Seller’s expense, any Tax Proceeding in respect of the Company, or in respect of Seller to the extent such Tax Proceeding relates to the Company, for any Pre-Closing Period; provided, however, that (i) Seller shall provide Purchaser with a timely and reasonably detailed account of each phase of such Tax Proceedings, (ii) Seller shall consult with Purchaser before taking any significant action in connection with such Tax Proceedings, (iii) Seller shall consult with Purchaser and offer Purchaser an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceedings, (iv) Purchaser shall be entitled to participate, at its sole expense, in such Tax Proceedings and receive copies of any written materials relating to such Tax Proceedings received from the relevant Governmental Entity, and (v) Seller shall not settle, compromise or abandon any such Tax Proceedings without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Purchaser shall have the exclusive right to control any Tax Proceedings in respect of Taxes of the Company for any Straddle Period of the Company; provided, however, that with respect to any such Tax Proceeding which could reasonably be expected to result in a Tax for which Seller is liable under Section 6.2: (i) Purchaser shall provide Seller with a timely and reasonably detailed account of each phase of such Tax Proceedings, (ii) Purchaser shall consult with Seller before taking any significant action in connection with such Tax Proceedings, (iii) Purchaser shall consult with Seller and offer Seller an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceedings, (iv) Seller shall, at its sole expense, be entitled to participate in such Tax Proceedings and receive copies of any written materials relating to such Tax Proceedings received from the relevant Governmental Entity, and (v) Purchaser shall not settle, compromise or abandon any such Tax Proceedings without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Notwithstanding anything in this Agreement to the contrary, Purchaser shall have the exclusive right to control (i) any Tax Proceedings in respect of the Company not described in Section 6.5(b) or 6.5(c), and (ii) any Tax Proceedings in respect of the Company described in Section 6.5(b) if Seller fails to diligently defend such Tax Proceedings.

6.6 Tax Cooperation. Seller, Purchaser, the Company, their respective Affiliates and their directors, officers, employees, shareholders, agents, representatives, successors and assigns shall reasonably cooperate with each other in connection with (a) the preparation and filing of any U.S. federal, state, local or foreign Tax Returns that include the business and operations of the Company and (b) any Tax Proceeding. Such cooperation shall include the furnishing or making available of employees on a mutually convenient basis and records, books of account or other materials of or relating to the Company necessary or helpful for the preparation of such Tax Returns or the defense against assertions of any Governmental Entity.

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6.7 338(h)(10) Election. At Purchaser’s option, Seller and Purchaser shall join in making an election under Code Section 338(h)(10) (and any corresponding elections under state, local, or non-U.S. tax law) (collectively a “338(h)(10) Election”) with respect to the purchase and sale of the Shares hereunder. The parties agree that the Purchase Consideration and the liabilities of the Company and any other relevant items will be allocated to the assets of the Company for all purposes (including Tax and financial accounting purposes) in a manner consistent with Code Sections 338 and 1060 and the Treasury Regulations thereunder (the “338(h)(10) Allocation Schedule”). If the parties are unable to agree on the allocations proposed in the 338(h)(10) Allocation Schedule, then Purchaser’s accountant and Seller’s accountant shall seek to resolve the disagreement in good faith. If the disagreement remains unresolved, Purchaser’s accountant and Seller’s accountant shall select a separate independent accounting firm for resolution and the 338(h)(10) Allocation Schedule prepared by such accounting firm shall be final and binding upon the parties. If Purchaser elects to cause the parties to make the 338(h)(10) Election, then:

(a) Purchaser, Seller and the Company shall (i) complete and execute Internal Revenue Service Form 8023 for the Company prior to the due date thereof and (ii) cooperate, and shall cause their respective Affiliates to cooperate, with the other party in preparing, executing and filing any other Tax forms and any other documents required under Code Section 338(h)(10), the Treasury Regulations and other applicable Law so that the 338(h)(10) Election shall be made in a proper and timely manner.

(b) Purchaser and Seller shall allocate the “aggregate deemed sale price” (as such term is defined in Treasury Regulations Section 1.338-4) among the assets of the Company in accordance with the 338(h)(10) Allocation Schedule.

(c) Purchaser and Seller shall file all Tax Returns (including Internal Revenue Service Forms 8883 and 8023) consistent therewith and shall not take any position inconsistent therewith in any Tax refund claim or in any administrative or judicial proceeding related thereto.

(d) Seller shall timely pay all Taxes resulting from such election to the applicable Governmental Entity.

(e) To the extent permitted by state and local laws, the Company, Purchaser and Seller shall make an election under relevant provisions of such laws corresponding to Code Section 338(h)(10) and Treasury Regulations Section 1.338(h)(10)-1, and the principles and procedures set forth in this Section 6.7 shall also apply with respect to elections filed for such purposes and to any forms and related documents to be filed pursuant thereto.

6.8 Coordination; Survival. Claims for indemnification with respect to Taxes, and the procedures with respect thereto, shall be governed exclusively by this Article 6 and, except with respect to Sections 9.1 and 9.4, the provisions of Article 9 shall not apply.

6.9 Tax Treatment of Indemnity Payments. The parties hereto agree to treat any payment made pursuant to Section 6.2 or Article 9 as an adjustment to the Purchase Consideration for all Tax purposes, except to the extent otherwise required by applicable Law.

Article 7
CLOSING CONDITIONS

7.1 Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the Transactions is subject to the fulfillment on or prior the Closing Date of the following conditions:

(a) each of the representations and warranties of Seller contained in Article III hereof shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except for (i) Fundamental Representations, which shall be true and correct in all respects, (ii) those representations and warranties that are qualified by materiality, which shall be true and correct in all respects and (iii) those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

(b) Seller shall have performed and complied with in all material respects each of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c) Seller shall have delivered to Purchaser the items set forth in Section 2.2(a);

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(d) the Lease shall have been executed and the transactions contemplated thereby shall have been consummated;

(e) the Company shall have received the Cannabis Permits and, subject to the terms of the Permit Agreement, all required consents, authorizations, orders and approvals from any Governmental Entities required for the consummation of the Transactions;

(f) no Law shall have been enacted which would make consummation of the Transactions illegal, nor any judgment, decree or Order shall have been entered which would prevent the performance of this Agreement or the consummation of any of the Transactions, declare unlawful the Transactions or cause such transactions to be rescinded; and

(g) there shall not have been a Material Adverse Effect since the date hereof.

7.2 Conditions to the Obligations of Seller. The obligation of Seller to consummate the Transactions is subject to the fulfillment on or prior the Closing Date of the following conditions:

(a) Each of the representations and warranties of Purchaser contained in Article 4 hereof shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except for those representations and warranties that (i) are qualified by materiality, which shall be true and correct in all respects and (ii) address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

(b) Purchaser shall have performed and complied with in all material respects each of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c) Purchaser shall have delivered to Seller the items set forth in Section 2.2(b);

(d) the Lease shall have been executed and the transactions contemplated thereby shall have been consummated;

(e) the Company shall have received the Cannabis Permits and all required consents, authorizations, orders and approvals from any Governmental Entities required for the consummation of the Transactions;

(f) no Law shall have been enacted which would make consummation of the Transactions illegal, nor any judgment, decree or Order shall have been entered which would prevent the performance of this Agreement or the consummation of any of the Transactions, declare unlawful the Transactions or cause such transactions to be rescinded; and

(g) Purchaser shall have received gross proceeds from the sale of debt or equity securities of at least $4,000,000.

Article 8
TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Purchaser and Seller duly authorized by the board of directors of Purchaser and the board of directors of Seller (or a duly authorized committee thereof);

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(b) by Purchaser, on written notice to Seller, in the event Seller is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in Section 2.2(a) not to be satisfied and (ii) is not cured within twenty (20) days following delivery by Purchaser to Seller of written notice of such breach;

(c) by Seller, on written notice to Purchaser, in the event Purchaser is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in Section 2.2(b) not to be satisfied and (ii) is not cured within twenty (20) days following delivery by Seller to Purchaser of written notice of such breach;

(d) by Seller, on written notice to Purchaser, in the event Seller receives an offer for the Shares or all or substantially all of the Company’s assets from a non-affiliated third-party, and Seller determines in its sole discretion to accept such offer; and

(e) by either Party, on written notice to the other Party, in the event the Closing shall not have occurred on or prior to February 28, 2020, by reason of the failure of any condition precedent under Article 7 (unless such failure results primarily from a breach by the terminating Party of any representation, warranty or covenant contained in this Agreement).

Article 9
SURVIVAL; INDEMNIFICATION

9.1 Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is the first anniversary of the Closing Date. Notwithstanding the foregoing, any claims which are timely asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved except for Fundamental Representations and the representations and warranties contained in Section 3.15 (Taxes), which shall survive the Closing until the date which is sixty (60) calendar days following the expiration of all applicable statutes of limitations.

9.2 Indemnification by Seller. Subject to the limitations on liability set forth in this Agreement, Seller agrees to save, defend, indemnify and hold harmless Purchaser, its successors and assigns, and their respective officers, directors, employees an agents (collectively, the “Seller Indemnified Persons”) from and against any and all claims, counterclaims, charges, complaints, demands, actions, causes of action, suits, remedies, rights, sums of money, costs, losses, covenants, contracts, controversies, agreements, promises, damages, obligations, liabilities and expenses (including reasonable attorneys’ fees and costs) (collectively, “Losses”), suffered or incurred by it or them, directly or indirectly, to the extent arising from, related to or as a result of (i) any untrue representation or breach of warranty by Seller under this Agreement, (ii) the non-fulfillment of any covenant or other agreement of Seller contained herein, (iii) any and all Losses relating to any of the foregoing or in enforcing this indemnity, or (iv) reasonable legal expenses incurred by Purchaser in connection with a potential direct claim made against Purchaser in connection with a breach of this Agreement.

9.3 Indemnification by Purchaser. Subject to the limitations on liability set forth in this Agreement, Purchaser agrees to save, defend, indemnify and hold harmless Seller, its successors and assigns, and their respective officers, directors, employees an agents (collectively, the “Purchaser Indemnified Persons” and together with Seller Indemnified Persons, collectively, the “Indemnified Persons”) from and against any and all Losses, suffered or incurred by it or them, directly or indirectly, to the extent arising from, related to or as a result of (i) any untrue representation or breach of warranty by Purchaser under this Agreement, (ii) the non-fulfillment of any covenant or other agreement of Purchaser contained herein, or (iii) any and all Losses incident to any of the foregoing or in enforcing this indemnity.

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9.4 Claims.

(a) Any Indemnified Person shall promptly deliver to Seller in the case of claims brought by a Purchaser Indemnified Person and to Purchaser in the case of claims brought by a Seller Indemnified Person, (such notified party, the “Responsible Party”) notice (a “Claim Notice”) of any matter which such Indemnified Person has determined has given or could give rise to a right of indemnification under Section 9.2 or Section 9.3 (a “Claim”), within twenty (20) days of such determination, stating the nature of the claim, to the extent then known by the Indemnified Person, a good-faith estimate of the Loss and method of computation thereof, to the extent then reasonably estimable, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the failure to so timely notify shall not relieve the Responsible Party of its obligations hereunder, except to the extent that the Responsible Party is materially prejudiced by such failure. With respect to any recovery or indemnification sought by an Indemnified Person from the Responsible Party, if the Responsible Party does not notify the Indemnified Person within thirty (30) days from its receipt of the Claim Notice that the Responsible Party disputes such claim (the “Dispute Notice”), the Responsible Party shall be deemed to have accepted and agreed with such claim. If the Responsible Party has disputed a claim for indemnification under Section 9.2 or Section 9.3, the Responsible Party and the Indemnified Person shall proceed in good faith to negotiate a resolution to such dispute. If the Responsible Party and the Indemnified Person cannot resolve such dispute in thirty (30) days after delivery of the Dispute Notice, such dispute shall be resolved pursuant to the terms of Section 10.5.

(b) Third-Party Claims. If an Action by a third party (a “Third-Party Claim”) is made against any Indemnified Person, and if such Indemnified Person intends to seek indemnity with respect thereto under Section 8.2 or Section 8.3, such Indemnified Person shall promptly notify the Responsible Party of such claims; provided that the failure to so notify shall not relieve the Responsible Party of its obligations hereunder, except to the extent that the Responsible Party is materially prejudiced thereby. Other than in connection with a Third-Party Claim by a Governmental Entity, the Responsible Party shall have the right to assume, within thirty (30) days after receipt of such notice, the conduct and control, through counsel reasonably acceptable to the Indemnified Person at the expense of the Responsible Party, of the settlement or defense thereof), by sending notice thereof to the Indemnified Person, which notice shall state that Responsible Party shall indemnify the Indemnified Person for the entirety of all Losses the Indemnified Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, and the Indemnified Person shall cooperate with it in connection therewith; provided that the Responsible Party shall permit the Indemnified Person to participate in such settlement or defense through counsel chosen by such Indemnified Person; provided, further, that the fees and expenses of such counsel shall be borne by such Indemnified Person. Notwithstanding an election to assume the defense of such Third-Party Claim, the Indemnified Person shall have the right to employ separate co-counsel and to participate in the defense as counsel of record, if applicable, in such action or proceeding (and the parties shall jointly control the defense), and the Responsible Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) there exists any actual or potential conflict of interest between the Indemnified Person and the Responsible Party in connection with the defense of the Third-Party Claim that would make representation by the same counsel or the counsel selected by the Responsible Party inappropriate, (ii) such Third-Party Claim seeks an injunction or other equitable relief against the Indemnified Person, (iii) such Third-Party Claim is related to or otherwise arises in connection with any criminal or regulatory enforcement Action, or (iv) the resolution of the Third-Party Claim could materially affect the operations or business of Purchaser, the Company or Purchaser’s Subsidiaries.

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(c) Settlement of Third-Party Claims. So long as the Responsible Party is reasonably contesting any such Third-Party Claim in good faith, the Indemnified Person shall not pay or settle any Third-Party Claim without the prior consent of the Responsible Party, which consent shall not be unreasonably withheld). If the Responsible Party does not notify the Indemnified Person within thirty (30) days after the receipt of the Indemnified Person’s notice of a Third-Party Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Person shall have the right to contest, settle or compromise the Third-Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Responsible Party shall not, except with the consent of the Indemnified Person, enter into any settlement that (i) does not include as an unconditional term thereof the giving by the Person or Persons asserting such Third-Party Claim to all Indemnified Parties of an unconditional release from all Liability with respect to such Third-Party Claim or consent to entry of any judgment, (ii) does not involve only the payment of money damages, (iii) imposes an injunction or other equitable relief upon the Indemnified Person or (iv) includes any admission of wrongdoing or misconduct by the Indemnified Person.

(d) Any Indemnified Person shall cooperate in all reasonable respects with the Responsible Party and its attorneys in the investigation, trial and defense of any Third-Party Claim and any appeal arising therefrom and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include reasonable access during normal business hours afforded to the Responsible Party and its agents and representatives to, and reasonable retention by the Indemnified Person of, records and information which have been identified by the Responsible Party as being reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties shall cooperate with each other in any notifications to insurers.

9.5 Limitations on Liability. In no event shall either party be liable for any punitive, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity, and/or diminution of value relating to the breach or alleged breach of this Agreement. Notwithstanding the forgoing or anything else contained herein, any claim for indemnification by Seller indemnified Person or any other Losses incurred by a Seller Indemnified Person as a result of a breach of this Agreement by a Seller, shall be capped at the Purchase Consideration actually received by Seller pursuant to this Agreement.

9.6 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other remedies.

Article 10
MISCELLANEOUS

10.1 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed delivered (i) upon personal delivery if during business hours or, if not, on the next business day, (ii) three (3) business days after deposit of the same in the U.S. mail if mailed by certified mail (return receipt requested), or (iii) one (1) business day after deposit of the same with a nationally recognized overnight courier service if mailed for next business day delivery, in each case, to the addressee thereof at its address set forth below (or at such other address of such party as such party shall have specified in a notice to the other party):

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If to Purchaser:

CalEthos, Inc.

11753 Willard Ave.

Tustin, CA

Attention: Michael Campbell

Email: m1campbell@hotmail.com

with a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention: Eric Hellige, Esq.

Email: ehellige@pryorcashman.com

If to Seller:

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, CA 92614

Attention: Derek Peterson

Email: derek@terratechcorp.com

10.2 Successors and Assigns; Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto; provided, that, no party may assign any of its rights or obligations under this Agreement without the prior written consent of the other non-assigning party. Any purported assignment in contravention of the foregoing shall be deemed null and void.

10.3 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

10.4 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of California, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of California.

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10.5 Jurisdiction. This Agreement and all issues and claims arising out of or relating in any way to this Agreement shall be governed exclusively by the laws of the State of California, including its statutes of limitations, without giving effect to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. Any and all claims or disputes between the parties that arise from or relate or pertain in any way to this Agreement, to the parties’ rights or obligations under this Agreement, to the subject matter of this Agreement, or the arbitrability of any such claim or dispute shall be resolved solely and exclusively by binding arbitration in Orange County, California before a single Arbitrator in a confidential arbitration proceeding to be conducted by JAMS in the English language pursuant to the JAMS International Arbitration Rules and Procedures. No person shall be eligible to serve as arbitrator in any such proceeding unless he or she shall have served as a state or federal Judge or Justice of a court within the State of California for at least five years. The prevailing party or parties to any such dispute shall be entitled to recover all of its or their reasonable attorneys’ fees and other costs of the arbitration, and any related judicial proceedings, from the non-prevailing party or parties. Each party to this Agreement hereby consents irrevocably to the jurisdiction of the state and federal courts located in the State of California for the purpose of enforcing this agreement to arbitrate and for the purposes of any proceedings to confirm, vacate or modify any arbitration award rendered hereunder. Any party may also apply to any court anywhere in the world for the purpose of enforcing any such arbitration award. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 10.1 shall be deemed effective service of process on such Party.

10.6 Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

10.7 Entire Agreement. This Agreement, together with the Transaction Documents, constitutes the entire understanding among the parties with respect to the subject matter hereof. Any agreement, discussions, or negotiations among the parties prior to the date hereof with respect to the purchase of the Shares is superseded by this Agreement. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.8 Amendment; Waiver. No provision of this Agreement may be amended except in a written instrument signed by Purchaser and Seller. No provision of this Agreement may be waived except in a written instrument signed by the party waiving the benefit to which it is otherwise entitled. No waiver of any provision, condition, or requirement of this Agreement shall be deemed to be a waiver continuing into the future or a waiver on a subsequent occasion or a waiver of any other provision, condition, or requirement of this Agreement, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair such party’s ability to exercise such right.

10.9 Expenses. Subject to Section 6.1(b), each party hereto shall pay its own costs and expenses involved in carrying out the Transactions.

10.10 Remedies Are Exclusive. The remedies provided in this Agreement for a breach of a party’s obligations hereunder shall be exclusive and shall preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto, whether at law or equity.

10.11 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, under Applicable Law and regulations or otherwise, to fulfill its obligations under this Agreement and to consummate the Transactions.

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Article 11

DEFINITIONS

11.1 Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Action” means any action, arbitration, claim, litigation, proceeding or lawsuit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any Governmental Entity.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Affiliated Group” means (i) the “affiliated group” as defined in Code Section 1504(a) of which the Company is a member, and (ii) with respect to each state, local or foreign jurisdiction in which the Company is part of a consolidated, combined, or unitary Tax Return, the group with respect to which such Tax Return is filed

“Agreement” is defined in the Preamble.

“Cannabis Permits” means those certain “Regulatory Safety Permit and Business License” allowing the Company to operate a marijuana dispensary and delivery business in the City of Santa Ana, California.

“Cash Purchase Price Amount” is defined in Section 1.2.

“Claim” is defined in Section 9.4(a).

“Claim Notice” is defined in Section 9.4(a).

“Closing” is defined in Section 2.1.

“Closing Date” is defined in Section 2.1.

“Company” is defined in the Recitals.

“Company Operating Agreement” is defined in Section 1.1.

“Consideration Shares” is defined in Section 1.2.

“Contracts,” when described as being those of or applicable to any Person, shall mean any and all written contracts, agreements, commitments, franchises, understandings, arrangements, leases, licenses, registrations, mortgages, bonds, notes, guaranties or other undertakings to which such Person is a party or to which or by which such Person or the property of such Person is subject or bound, excluding any Permits.

“Dispute Notice” is defined in Section 9.4(a).

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“Encumbrances” is defined in Section 1.1.

“Environmental and Safety Requirements” is defined in Section 3.14(a).

“Environmental Permits” is defined in Section 3.14(a).

“Financial Statements” is defined in Section 2.2(a)(i).

“Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.1 (Organization and Authority of Seller), Section 3.2 (Organization, Authority and Qualification of the Company), Section 3.3 (Capitalization) and Section 3.16 (Broker’s Fees).

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Entity” means any supranational, federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

“Hazardous Substance” means any substance, material or waste that is defined or listed by a Governmental Entity pursuant to any Environmental and Safety Requirements as “toxic”, “hazardous”, “a pollutant”, or radioactive”, including asbestos, urea formaldehyde, polychlorinated biphenyls, petroleum, or any petroleum-based products or radon gas.

“Indemnified Persons” is defined in Section 9.3.

“Insurance Policies” is defined in Section 3.12.

“Law” means any law, statute, code, ordinance, rule, regulation, judgment, injunction, Order or decree of any Governmental Entity.

“Lease” is defined in the Recitals.

“Liability” means any indebtedness, debts, claims, obligations and other liabilities of a Person, whether known, unknown, accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, and including all costs and expense relating thereto.

“Losses” is defined in Section 9.1.

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“Material Adverse Effect” means any fact, circumstance, development, event, condition, occurrence or change that (a) has, or would be reasonably expected to have, either individually or in the aggregate with all other facts, circumstances, developments, events, conditions, damages, losses, occurrences or changes, a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) business (as conducted as of the date hereof) or results of operation of the Company, but excluding, for purposes of this clause (a) in each case any such fact, circumstance, development, event, condition, occurrence or change resulting or arising from: (i) any change, after the date hereof, in GAAP or applicable Law or the application or interpretation thereof; (ii) any change in general economic conditions in the industries or markets in which the Company operates or affecting United States or foreign economies in general, including changes in interest or exchange rates; (iii) any national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency, acts of war (whether declared or not declared) or terrorism, or the escalation thereof; (iv) hurricanes, earthquakes, tornadoes, floods or other natural disaster; (v) changes in financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or NASDAQ National Market for a period in excess of one day or any decline of either the Dow Jones Industrial Average or the Standard & Poor’s Index of 500 Industrial Companies by an amount in excess of 15% measured from the close of business on the date hereof; except that facts, circumstances, developments, events, conditions, damages, losses, occurrences or changes set forth in the foregoing clauses (i) - (v) may be taken into account in determining whether there has been or is a Material Adverse Effect to the extent such facts, circumstances, developments, events, conditions, damages, losses, occurrences or changes have a disproportionate adverse effect on the Company relative to the other Persons in the industries and markets in which the Company operates; or (b) has, or would be reasonably expected to have, a material adverse effect on the ability of the Company to consummate the Transactions.

“Order” means any settlement, stipulation, order, writ, judgment, injunction, decree, ruling, determination or award of any court or of any Governmental Entity.

“Ordinary Course of Business” means in accordance with the ordinary and customary day-to-day operations of the Company consistent with its past practice with respect to the activity in question.

“Organizational Documents” means the organizational documents of a non-natural Person, including, as applicable, the charter, articles or certificate of incorporation, bylaws, articles of organization or certificate of formation, limited liability company agreement, limited partnership agreement, operating agreement or similar governing documents, as amended.

“Party” and “Parties” is defined in the Preamble.

“Permits” means all permits, licenses, approvals, consents, notices, waivers, qualifications, filings, registrations, exemptions and authorizations by or of, or registrations with, any Governmental Entity necessary to conduct the business and own the assets of the Company as currently conducted and owned.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity or any department, agency or political subdivision thereof or any other organization or entity of any kind.

“Pre-Closing Period” means any Tax period ending on or prior to the Closing Date.

“Purchase Consideration” is defined in Section 1.2.

“Purchaser” is defined in the Preamble.

“Purchaser Indemnified Persons” is defined in Section 9.3.

“Purchaser’s Knowledge” means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of any officer of Purchaser.

“Purchaser Representatives” is defined in Section 5.2.

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“Response Action” shall mean any action required by a Governmental Entity to investigate, abate, monitor, remediate, remove, mitigate or otherwise address any violation of Environmental and Safety Requirements, any Contamination of any property owned, leased or occupied by the Company or any release or threatened release of Hazardous Substances. Without limitation, Response Action shall include any action that would be a “response” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended at the date of Closing, 42 U.S.C. § 9601 (25).

“Responsible Party” is defined in Section 9.4(a).

“Securities Act” is defined in Section 1.1.

“Seller” is defined in the Preamble.

“Seller Indemnified Persons” is defined in Section 9.1.

“Seller’s Knowledge” means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of Michael Nahass.

“Shares” is defined in the Recitals.

“Straddle Period” is defined in Section 6.1(a).

“Tax” or “Taxes” means (i) any and all U.S. federal, state, local, territorial and non-U.S. taxes, assessments and other governmental charges, duties, impositions, withholdings, fees, levies, imposts and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, gains, capital gains, sales, use, business and occupation, license, registration, and value added, goods and services, ad valorem, capital, windfall profit, production, transfer, stamp, alternative or add-on minimum, intangibles, estimated, franchise, withholding, payroll (including social security contributions), employment, severance, recapture, employment, excise and property (real and personal) taxes, together with all interest, penalties, fines and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this section as a result of being a member of an affiliated, consolidated, combined goods and services, unitary or similar group for any period (including an arrangement for group or consortium relief or similar arrangement) and (iii) any liability for the payment of any amounts of the type described in clauses (i) and (ii) of this section as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor or transferor or otherwise by operation of Law.

“Tax Proceeding” means an audit, examination, suit, action or proceeding in respect of, relating to or attributable to Taxes or any Tax Return of the Company.

“Tax Returns” is defined in Section 3.15(a).

“Third-Party Claim” is defined in Section 9.4(b).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Lease and all other agreements to be executed and delivered by a Party in connection with the consummation of the Transactions.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Seller:

Terra Tech Corp.

By:	/s/ Michael Nahass
Name:	Michael Nahass
Title:	Chief Operating Officer

Purchaser:

CalEthos, Inc.

By:	/s/ Michael Campbell
Name:	Michael Campbell
Title:	Chief Executive Officer

[Signature Page to CalEthos-1815 Stock Purchase Agreement]

EXHIBIT A

Form of Lease

[attached]

EXHIBIT A

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only March 1, 2020, is made by and between 1815 Carnegie LLC.

(“Lessor”)

and CalEthos, Inc.

(“Lessee”),

(collectively the “Parties,” or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 1815 Carnegie Avenue, Santa Ana, located in the County of Orange, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) (“Premises”). (See also Paragraph 2)

1.3 Term: 5 years and zero (0) months (“Original Term”) commencing January 1, 2020 (“Commencement Date”) and ending February 28, 2025 (“Expiration Date”). (See also Paragraph 3). Lessor shall, provided the Lease is in full force and Lessor is not in default under any of the other terms and conditions of the Lease at any time of notification or commencement, have two (2) options to Renew this Lease for a term of five (5) years, on the terms and conditions set forth in the Lease; except as modified by the terms, covenants and conditions set forth below:

1.4 Early Possession: same as 1.3 (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $70,000 per month (“Base Rent”), payable on the first (1st) day of each month commencing

March 1, 2020. Base Rent icreases 3% per year. (See also Paragraph 4)

[  ] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $70,000 for the period March 1, 2020- February 28, 2025;

                                                                                                                                                                                                   .

(b) Security Deposit: $280,000 (“Security Deposit”). (See also Paragraph 5)

(c) Association Fees: $N/A

(d) Other: $N/A.

(e) Total Due Upon Execution of this Lease: $70,000 plus $280,000 (Totaling $350,000).

1.7 Agreed Use: Medical and adult-use cannabis retail, cultivation, manufacturing, distribution and delivery. (See also Paragraph 6)

1.8 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.9 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

[  ] ________________________________________________represents Lessor exclusively (“Lessor’s Broker”);

[  ] ________________________________________________represents Lessee exclusively (“Lessee’s Broker”); or

[  ] ________________________________________________represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of _____or ______% per separate agreement (attached) of the total Base Rent) for the brokerage services rendered by the Brokers.

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1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

[  ] an Addendum consisting of Paragraphs _________ through _________;

[  ] a plot plan depicting the Premises;

[  ] a current set of the Rules and Regulations;

[  ] a Work Letter;

[  ] other (specify): .____________________________________________________________________

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the require service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense.

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

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(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Broker to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and, except for Lessor’s warranties in Section 2.2, assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.

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3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

4.3. [omitted.]

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. The second month security deposit in the amount of $30,000 shall be held in an interest bearing account at four percent (4%) per year payable by Lessor to Lessee in months 37 and 73. The remaining security deposit shall not bear interest or be held in trust.

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6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee.

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(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lesseey (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee or Hazardous Substances existing on the Premises prior to the Commencement Date). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

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6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises during business hours, in the case of an emergency, and otherwise at reasonable times after reasonable (i.e., no less than 24 hours’ prior written) notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the cost of such replacement amortized over its useful life, in accordance with generally accepted accounting principles. Lessee shall pay reasonable interest but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

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7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery, furniture and equipment that can be removed without doing material damage to the Premises (unless Lessee repairs same). The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). “Excluded Alterations and Utility and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee for the purpose of converting the Premises to retail use, including, without limitation, external systems such as HVAC equipment and a wall cooler; provided that HVAC equipment related to the retail and office space at the Premises on the date of this Lease shall not be Excluded Alterations and Utility and/or Utility Installations.

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises. Notwithstanding any provision hereof to the contrary, all Excluded Alterations and Utility and/or Utility Installations shall remain the property of Lessee, and Lessee shall have the right to remove same at the expiration or termination of this Lease, provided Lessee repairs any damage to the Premises caused by such removal.

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(b) Removal. By delivery to Lessee of written notice from Lessor at the time of approval thereof, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed within ten (10) days of receipt of written notice after the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

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8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

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8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessor shall indemnify, protect, defend and hold harmless Lessee for Lessor’s gross negligence or willful misconduct.

8.8 Exemption of Lessor and its Agents from Liability. Except to the extent caused by the gross negligence or willful misconduct of Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance within ten (10) days of notice from Lessor, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

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(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, the Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Los occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

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9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes or penalties or fees for late payments by Lessor); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

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10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be a equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Except for Permitted Transfers (defined below), Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent which shall not be unreasonable withheld.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 50%or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

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(h) Notwithstanding any provision hereof to the contrary, Lessor’s consent shall not be required for any assignment of the Lease (the “Assignment”) or subletting of any portion of the Premises to an Affiliate of Lessee (each, a “Permitted Transfer”). As used herein, the term “Affiliate” means an entity that controls, is controlled by or is under common control with Lessee. In all cases in which Lessor’s consent to an Assignment or subletting is not required, Lessee shall provide Lessor with a copy of the executed Assignment or sublease within fifteen (15) days after execution by the parties to such document. Lessee acknowledges that no Assignment (whether a Permitted Transfer or otherwise) will release or discharge Lessee of its obligations under the Lease without the express written release of Lessor.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Intentionally deleted.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and condition shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

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(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c) The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

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(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 [omitted]

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

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13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 [omitted.]

15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder.

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15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mea and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises (including all rents, issues or profits therefrom), and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

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23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor act as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

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(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof, provided that Lessee receives a Non-Disturbance agreement from the holder of such Security Device. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

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30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. Upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default an consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises during business hours, or at any time, in the case of an emergency, and otherwise at reasonable times after reasonable (i.e., not less than 24 hours’) prior written notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. Provided Lessor does not materially disturb Lessor’s operations in the Premises, all such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

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36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of director authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Intentionally deleted.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

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41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provision shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease [  ] is [X] is not attached to this Lease.

50. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

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LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

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The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed at:
On:	On:

By LESSOR:	By LESSEE:

By:	By:
Name Printed:	Name Printed:
Title:	Title:
By:	By:
Name Printed:	Name Printed:
Title:	Title:
Address:	Address:

Telephone:	Telephone:
Facsimile:	Facsimile:
Federal ID No.	Federal ID No.

BROKER:	BROKER:

Attn:	Attn:
Title:	Title:
Address:	Address:

Telephone:	Telephone:
Facsimile:	Facsimile:
Federal ID No.	Federal ID No.

NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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EXHIBIT B

Form of Registration Rights Agreement

[attached]

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of ________, 2020, by and among CalEthos, Inc., a Nevada corporation (the “Company”), and Terra Tech Corp., a Nevada corporation (the “Stockholder”).

This Agreement is made pursuant to the Stock Purchase Agreement, dated on or about January__, 2020 between the Company and the Stockholder (the “Purchase Agreement”) pursuant to which the Company issued to the Stockholder ______ shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company.

The Company and the Stockholder hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 7(d).

“Commission” means the U.S. Securities and Exchange Commission and any successor thereto.

“Commission Comments” means written comments pertaining solely to Rule 415 which are received by the Company from the Commission, and a copy of which shall have been provided by the Company to the Holders, to a filed Registration Statement which either (i) requires the Company to limit the amount of shares which may be included therein to a number of shares which is less than such amount sought to be included thereon as filed with the Commission or (ii) requires the Company to either exclude shares held by certain Holders or deem such Holders to be underwriters with respect to their Registrable Securities.

“Cut Back Shares” has the meaning set forth in Section 2(b).

“Effective Date” means as to (i) the initial Registration Statement required to be filed pursuant to Section 2(a), (ii) any additional Registration Statements required to be filed due to SEC Restrictions and/or (iii) a Registration Statement required to be filed under Section 2(c) the date on which such Registration Statement is first declared effective by the Commission; provided that the Company shall use its reasonable best efforts to cause the Effective Date of any such Registration Statement to occur as soon as possible following the date on which such Registration Statement is initially filed with the Commission.

“Effectiveness Period” means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement and ending on the earliest to occur of (a) the second anniversary of such Effective Date, (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (c) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144, in each case as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Filing Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 30th day following the date on which the Company files with the Commission the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, (b) with respect to any additional Registration Statements required to be filed due to SEC Restrictions, the 90th day following the applicable Restriction Termination Date and (c) with respect to a Registration Statement required to be filed under Section 2(c), the 90th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock; provided that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Holder” or “Holders” means the registered holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 6(c).

“Indemnifying Party” has the meaning set forth in Section 6(c).

“Losses” has the meaning set forth in Section 6(a).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Shares, (ii) any shares of Common Stock issuable upon conversion of the Company’s outstanding Series A Preferred Stock and convertible debt securities, (iii) any shares of Common Stock issued by the Company between the date of the Purchase Agreement and the date of filing the initial Registration Statement to raise cash to be used primarily to consummate the transactions contemplated by the Purchase Agreement or to construct or build out the Company’s initial SHOWCASE retail facility, and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any exercise price adjustment with respect to any of the securities referenced in (i), (ii) or (iii) above; provided, however, following such time as any of the securities described in clauses (i), (ii), (iii) or (iv) above (a) have been sold by a Holder pursuant to a Registration Statement or Rule 144 or (b) may be sold by a Holder without volume restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders, then such securities shall cease to be considered “Registrable Securities” for purposes of this Agreement.

“Registration Statement” means the registration statement required to be filed in accordance with Section 2(a) and any additional registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

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“Restriction Termination Date” has the meaning set forth in Section 2(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Restrictions” has the meaning set forth in Section 2(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.001 per share.

“Shares” means the shares of Common Stock issued to the Stockholder pursuant to the Purchase Agreement.

2. Registration.

(a) On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1 (or on such other form appropriate for such purpose). Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder’s written consent) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible and shall use its reasonable best efforts to keep the Registration Statement continuously effective during the entire Effectiveness Period. By 9:30 a.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

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(b) Notwithstanding anything to the contrary contained in this Section 2, if the Company receives Commission Comments, and following discussions with and responses to the Commission in which the Company uses its reasonable best efforts and time to cause as many Registrable Securities for as many Holders as possible to be included in the Registration Statement filed pursuant to Section 2(a) without characterizing any Holder as an underwriter (and in such regard uses its reasonable best efforts to cause the Commission to permit the affected Holders or their respective counsel to participate in Commission conversations on such issue together with Company Counsel, and timely conveys relevant information concerning such issue with the affected Holders or their respective counsel), the Company is unable to cause the inclusion of all Registrable Securities, then the Company may, following not less than three (3) Trading Days prior written notice to the Holders (i) remove from the Registration Statement such Registrable Securities required by the Commission to be removed pursuant to the Commission Comments (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the Commission may require in order for the Commission to allow such Registration Statement to become effective; provided, that in no event may the Company name any Holder as an underwriter without such Holder’s prior written consent (collectively, the “SEC Restrictions”). Unless the SEC Restrictions otherwise require, any cut-back imposed pursuant to this Section 2(b) shall be allocated among the Shares of the Holders on a pro rata basis. From and after such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”), all provisions of this Section 2 shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as “Registrable Securities”) so that the Company will be required to file with and cause to be declared effective by the Commission such additional Registration Statements in the time frames set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Securities (if such Registrable Securities cannot at such time be resold by the Holders thereof without volume limitations pursuant to Rule 144). The Company shall not grant or otherwise provide registration rights to the holder of any shares of Series A Preferred Stock that are inconsistent with or contrary to the rights granted to the Holder of the Shares pursuant to this Agreement.

(c) Promptly following any date on which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, the Company shall file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to the then effective Registration Statement) and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder’s written consent) the “Plan of Distribution” attached hereto as Annex A. By 9:30 a.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(d) Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”). Notwithstanding anything to the contrary contained herein, the Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the Filing Date (subject to the requirements set forth in Section 3(a)).

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3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than four Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed which documents will be subject to the review of such Holder. The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Stockholder” section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented). The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which it (i) characterizes any Holder as an underwriter, (ii) excludes a particular Holder due to such Holder refusing to be named as an underwriter (except as otherwise permitted in Section 2(b)), or (iii) reduces the number of Registrable Securities being registered on behalf of a Holder except pursuant to, in the case of subsection (iii), the Commission Comments, without, in each case, such Holder’s express written authorization.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement(s) and the disposition of all Registrable Securities covered by each Registration Statement.

(c) Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing and in the case of (iii) below, on the same day of receipt by the Company of such notice from the Commission and, in the case of (v) below, not less than three Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested in writing by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) Prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States as any Holder may request, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement(s).

(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement(s), which certificates shall be free, to the extent permitted by the Subscription Agreements, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Use its reasonable best efforts to cause all Registrable Securities relating to the Registration Statement to be listed or quoted on any securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded.

4. Allowable Delay. Notwithstanding anything to the contrary contained herein, as to any Registration Statement required to be filed pursuant to Section 2, for not more than an aggregate of 30 Trading Days (which need not be consecutive) during the Effectiveness Period of any such Registration Statement, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any such Registration Statement containing such material non-public information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Holders in writing of the existence of (but in no event, without the prior written consent of a Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding) such material non-public information giving rise to an Allowed Delay, (b) advise the Holders in writing to cease all sales under any such Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

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5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the Holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

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(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

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(b) No Piggyback on Registrations. Except with the written consent of the Holders of at least a majority of the Registrable Securities, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement filed in accordance with Section 2(a) other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c) and/or Section 4, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 7(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, further that no amendment or waiver to any provision of this Agreement relating to naming any Holder or requiring the naming of any Holder as an underwriter may be effected in any manner without such Holder’s prior written consent. Section 2(a) may not be amended or waived except by written consent of each Holder affected by such amendment or waiver.

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(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	CalEthos, Inc.

11753 Willard Avenue,

Tustin, CA 92782

Attention: Michael Campbell, Chief Executive Officer

E-Mail: M1campbell@hotmail.com

With a copy to:	Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attn: Eric Hellige, Esq.

Facsimile: (212) 798-6380

If to the Stockholder:	To the address set forth for the Stockholder in the Purchase Agreement.

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Subscription Agreements.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

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(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Investors’ Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of each other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein or in the Purchase Agreement or in any agreement referred to in the Purchase Agreement, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any such other agreement. Each Holder acknowledges that no other Holder will be acting as agent of such Holder in enforcing its rights under this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CALETHOS, INC.

By:
Name:	Michael Campbell
Title:	Chief Executive Officer

TERRA TECH CORP.

By:
Name:
Title:

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Annex A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

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Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Shares will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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Annex B

CALETHOS, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of CalEthos, Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of ____________, 2020 (the “Registration Rights Agreement”), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

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3.	Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

	(a)	Are you a broker-dealer?

Yes [ ] No [ ]

	Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

	(b)	Are you an affiliate of a broker-dealer?

Yes [ ] No [ ]

	(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes [ ] No [ ]

	Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

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6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	The Company has advised each Selling Stockholder that it may not use shares registered on the Registration Statement to cover short sales of Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission, in accordance with 1997 Securities and Exchange Commission Manual of Publicly Available Telephone Interpretations Section A.65. If a Selling Stockholder uses the prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the Registration Statement.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE E-MAIL OR FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

[Name and Address of Company Counsel]

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EXHIBIT C

Terms of Permit Agreement

1.	Michael Nahass will remain registered as the “owner” of the Company with the City of Santa Ana, CA until such time that the City of Santa Ana has approved a designee of Purchaser as an additional “responsible party” on the Company’s “Regulatory Safety Permit and Business License” (the “City Permits”) allowing the Company to operate a marijuana dispensary and delivery business in the City of Santa Ana, and all licenses and permits required to operate a Recreational/Medical Marijuana Dispensary/Delivery business are transferred to Purchaser or its designated owner.

2.	Promptly after Closing, the Company will notify the City of Santa Ana that it is adding another owner to the City Permits.

3.	Purchaser shall nominate a representative owner to be added to the City Permits and cause such representative to cooperate with all necessary background checks conducted by the City of Santa Ana.

4.	Upon receipt of the City of Santa Ana’s approval of (a) Purchaser’s nominated representative as an additional owner and (b) an expansion plan of the Property submitted by Purchaser, the Company shall remove Michael Nahass as an “owner” of the City Permits.

5.	Purchaser shall indemnify all “owners” of the City Permits and shall indemnify Seller during such time as Michael Nahass is identified as an “owner” of the City Permits.